                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Magnetek, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MagneTek, Inc. Logo

                                   26 CENTURY BOULEVARD
                                   NASHVILLE, TENNESSEE 37214

                                                              September 27, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of MagneTek, Inc. It will be held on Tuesday, October 19, 1999 at 10:00 a.m., at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37214.

     The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 1999 fiscal year.

     We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

     On behalf of the Board of Directors, we thank you for your cooperation.

                                       Sincerely,

                                       /s/ Andrew G. Galef
                                       Andrew G. Galef
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

                              MagneTek, Inc. Logo

                                   26 CENTURY BOULEVARD
                                   NASHVILLE, TENNESSEE 37214

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          ---------------------------

To the Stockholders of MagneTek, Inc.:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") will be held on Tuesday, October 19, 1999, at 10:00 a.m., at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 for the following purposes:

          1. To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified.

          2. To approve the adoption of the Company's 1999 Stock Incentive Plan.

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 1999 Annual Meeting is the close of business on September 10, 1999. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

     All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

                         By Order of the Board of Directors,

                         /s/ Samuel A. Miley
                         Samuel A. Miley
                         Vice President, General Counsel and Secretary


Nashville, Tennessee
September 27, 1999

                              MagneTek, Inc. Logo

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 19, 1999

     The Board of Directors of the Company is soliciting the enclosed Proxy for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") to be held on Tuesday, October 19, 1999, at 10:00 a.m., at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214. This Proxy Statement was initially sent to stockholders on or about September 27, 1999.

     Shares represented by a Proxy will be voted at the Annual Meeting as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

     The cost of solicitation of Proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of Proxies at a fee not expected to exceed $10,000 plus reasonable disbursements. In addition to solicitation of Proxies by use of the mail, D.F. King & Co., Inc. and directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to and to obtain proxies from their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     Voting rights are vested exclusively in holders of the Company's common stock, par value $.01 per share ("Common Stock"). As of the close of business on September 10, 1999, the record date, there were 29,458,367 shares of Common Stock outstanding. Each share of Common Stock outstanding on such date is entitled to one vote on all matters. The presence of a majority of the outstanding shares of Common Stock, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of September 1, 1999 (except as otherwise indicated) by (i) each person believed by the Company to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors of the Company as a group. Except as otherwise indicated below, the address of each such person is that of the Company, 26 Century Boulevard, Nashville, Tennessee 37214.

                                                                               NUMBER OF
                                                    NUMBER OF                 COMMON STOCK     ADJUSTED
                                                    SHARES(1)   PERCENT(1)   EQUIVALENTS(2)   PERCENT(2)
                                                    ---------   ----------   --------------   ----------
David L. Babson and Company Incorporated(3).......  3,219,194      10.8%             --          10.8%
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300
ICM Asset Management, Inc.(4).....................  2,565,455       8.6              --           8.6
  601 W. Main Avenue, Suite 600
  Spokane, Washington 99201
Lazard Freres & Co. LLC(5)........................  2,476,625       8.3              --           8.3
  30 Rockefeller Plaza
  New York, New York 10020
Reich & Tang Asset Management L.P.(6).............  1,992,500       6.7              --           6.7
  600 Fifth Avenue
  New York, New York 10020
Mellon Bank Corporation(7)(8).....................  1,794,174       6.0              --           6.0
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
Mellon Bank N.A.(9)(8)............................  1,760,974       5.9              --           5.9
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
The Dreyfus Corporation(10)(8)....................  1,566,226       5.3              --           5.3
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
Andrew G. Galef(11)...............................  1,220,891       4.0             -0-           4.0
Ronald N. Hoge(12)................................    639,100       2.1          12,284           2.2
Thomas G. Boren(13)...............................      8,500         *           4,940             *
Dewain K. Cross(14)...............................    103,800         *           4,290             *
Paul J. Kofmehl(15)...............................     86,000         *           5,707             *
Frederick D. Lawrence.............................      2,000         *           3,093             *
Marguerite W. Sallee (16).........................     30,000         *           3,398             *
Robert E. Wycoff (17).............................     21,000         *           5,899             *
David P. Reiland (18).............................    290,008         *           8,028             *
Brian R. Dundon (19)..............................    378,562       1.3           2,380           1.3
James E. Schuster (20)............................     95,000         *           1,713             *
Alexander Levran (21).............................    134,745         *           1,695             *
Executive Officers and Directors as a group,
  including those persons named above (17
  persons)(22)....................................  3,414,678      10.7          64,815          10.9

---------------

* Less than one percent

 Notes:

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents.

 (2) Represents amounts allocated to accounts as of a recent date under the MagneTek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan, the MagneTek, Inc. Deferral Investment Plan, the MagneTek, Inc. Performance-Based Pension Restoration Plan and the MagneTek, Inc. Shareholder Return Plan deemed to be invested in stock equivalents.

 (3) As of April 8, 1999, according to public filings. In its most recent available public filings, David L. Babson and Company Incorporated states that it has sole investment power with respect to all of these shares and sole voting power with respect to 1,050 of these shares.

 (4) As of February 10, 1999, according to public filings. In its most recent available public filings, ICM Asset Management, Inc. ("ICM") states it has sole investment power with respect to all these shares and sole voting power with respect to 1,909,705 of these shares.

 (5) As of February 10, 1999, according to public filings. In its most recent available public filings, Lazard Freres & Co. LLC ("Lazard Freres") states that it has sole investment power with respect to all of these shares and sole voting power with respect to 2,072,430 of these shares.

 (6) As of February 12, 1999, according to public filings. In its most recent available public filings, Reich & Tang Asset Management L.P. ("Reich & Tang") states that it has sole investment power and sole voting power with respect to none of these shares.

 (7) As of February 23, 1999, according to public filings. In its most recent available public filings, Mellon Bank Corporation states that it has sole investment power with respect to 1,505,674 of these shares and sole voting power with respect to 1,530,174 of these shares.

 (8) The Company has been informed by one of these holders that there is a substantial degree of duplicative reporting in the shares shown in the table for these holders.

 (9) As of February 23, 1999, according to public filings. In its most recent available public filings, Mellon Bank N.A. ("Mellon") states that it has sole investment power with respect to 1,472,474 of these shares and sole voting power with respect to 1,496,974 of these shares.

(10) As of February 23, 1999, according to public filings. In its most recent available public filings, The Dreyfus Corporation ("Dreyfus") states that it has sole investment power and sole voting power with respect to 1,302,226 of these shares.

(11) Includes 622,500 shares issuable upon exercise of options by Mr. Galef. Also includes 515,000 shares held in a trust, as to which Mr. Galef disclaims beneficial ownership. Also includes 5,000 shares held by Mr. Galef's spouse, as to which Mr. Galef disclaims beneficial ownership.

(12) Includes 330,000 shares issuable upon exercise of options by Mr. Hoge. Also includes 3,000 shares held by Mr. Hoge's children, as to which Mr. Hoge disclaims beneficial ownership. Mr. Hoge served as the Company's President and Chief Executive Officer until May 1999. See "Executive
     Compensation -- Severance Arrangement."

(13) Includes 6,000 shares issuable upon exercise of options by Mr. Boren.

(14) Includes 60,000 shares issuable upon exercise of options by Mr. Cross.

(15) Includes 76,000 shares issuable upon exercise of options by Mr. Kofmehl.

(16) Includes 14,000 shares issuable upon exercise of options by Ms. Sallee. Also includes 15,000 shares held by Ms. Sallee's spouse, as to which Ms. Sallee disclaims beneficial ownership.

(17) Includes 14,000 shares issuable upon exercise of options by Mr. Wycoff. Also includes 7,000 shares held in a living trust, as to which Mr. Wycoff disclaims beneficial ownership.

(18) Includes 208,687 shares issuable upon exercise of options by Mr. Reiland and 5,299 shares held in the 401(k) Plan as of June 30, 1999. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(19) Includes 241,796 shares issuable upon exercise of options by Mr. Dundon and 4,162 shares held in the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan, the "401(k) Plan") as of June 30, 1999.

(20) Includes 60,000 shares issuable upon exercise of options by Mr. Schuster. In connection with the sale of the Company's motor business, Mr. Schuster resigned as Executive Vice President of the Company in August 1999.

(21) Includes 133,417 shares issuable upon exercise of options by Dr. Levran and 578 shares held in the 401(k) Plan as of June 30, 1999.

(22) Includes 2,123,101 shares issuable upon exercise of options by executive officers and directors as a group as of September 1, 1999, and 19,876 shares held in the 401(k) Plan as of July 31, 1999. Also includes, for certain executive officers and directors, shares held by spouses or children, as to which such executive officers and directors disclaim beneficial ownership, and shares held by limited partnerships or trusts, as to which such executive officers and directors disclaim beneficial ownership.

                                   DIRECTORS

     The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company. Marguerite W. Sallee is currently a director who is not standing for re-election to the Board of Directors. The Company thanks Ms. Sallee for her contributions during her years of service on MagneTek's Board of Directors.

NAME                                        AGE                         POSITION
----                                        ---                         --------
Andrew G. Galef...........................  66    Chairman of the Board of Directors, President and
                                                    Chief Executive Officer
Thomas G. Boren...........................  50    Director
Dewain K. Cross...........................  61    Director
Paul J. Kofmehl...........................  71    Director
Frederick D. Lawrence.....................  51    Director
Robert E. Wycoff..........................  69    Director

     Mr. Galef has been the Chairman of the Board of Directors since July 1984 and the President and Chief Executive Officer of the Company since May 4, 1999. He also is the Chairman of the Nominating and Corporate Governance Committee. Mr. Galef was the Chief Executive Officer of the Company from September 1993 until June 1996. He has been President of The Spectrum Group, Inc. ("Spectrum"), a private investment and management firm, since its incorporation in California in 1978 and its Chairman and Chief Executive Officer since 1987. Prior to the formation of Spectrum, Mr. Galef was engaged in providing professional interim management services to companies with serious operating and financial problems. Mr. Galef is presently a director of Warnaco, Inc., a diversified apparel manufacturer, and its parent, The Warnaco Group, Inc., and was formerly Chairman of Aviall, Inc., a company providing aircraft engine refurbishment and related products and services, and Exide Corporation, a manufacturer of automotive and industrial batteries. Mr. Galef also currently serves as a director, and was formerly the Chairman, of Petco Animal Supplies, Inc. In addition, Mr. Galef serves as chairman or a director of other privately held Spectrum portfolio companies.

     Mr. Boren has been a director of the Company since October 1997. He is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Boren serves as Executive Vice President of PG&E Corporation, which markets energy services and products throughout North America, heading the company's national wholesale and retail energy businesses, and as President and Chief Executive Officer of PG&E National Energy Group. From 1992 to July 1999, he served as President and Chief Executive Officer of Southern Energy, Inc., a subsidiary of The Southern Company. From 1989 to 1992, Mr. Boren served as Senior Vice President and chief administrative officer of Georgia Power Company, another Southern Company subsidiary. From 1981 to 1989, Mr. Boren served as Georgia Power Vice President with responsibility for a wide range of corporate functions in the finance, external affairs, strategic planning and administrative areas. From 1968 to 1981, Mr. Boren served in various power supply engineering and finance positions at Georgia Power Company. He earned his Bachelor of Science degree in Industrial Management from Georgia Tech in 1971, receiving his MBA in Finance from Georgia State University in 1974, and graduated from the Harvard Advanced Management Program in 1987. Mr. Boren also serves as a director of Mobile Energy Services Holdings, Inc.

     Mr. Cross has been a director of the Company since November 1994. He is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Cross joined Cooper Industries, Inc. in 1966 as Manager of Taxation and subsequently served as Director, Accounting and Taxation, Assistant Controller, and Treasurer. Mr. Cross was appointed Vice President, Finance of Cooper Industries in 1972 and was named Senior Vice President, Finance of Cooper Industries in 1980. Mr. Cross retired from Cooper Industries in April 1995. Mr. Cross served for several years as a member of the Financial Council II of the Manufacturers' Alliance for Productivity and Innovation, and he is a member of the American Institute of Certified Public Accountants.

     Mr. Kofmehl has been a director of the Company since November 1990. He is a member of the Audit and Compensation Committees. In 1991 Mr. Kofmehl joined Franklin Health Group ("Franklin") as a partner, and in 1995 Franklin was merged with Corning, Inc., where he was employed until February 1997. In 1997 Franklin was acquired by a private investment group and Mr. Kofmehl currently serves as advisor to the President and Chief Executive Officer of such group. Mr. Kofmehl held various positions with International Business Machines Corp. from 1955 until his retirement in 1988, most recently serving as IBM Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

     Mr. Lawrence has been a director of the Company since July 1998. He is a member of the Audit, Compensation and Pension Committees. Mr. Lawrence is Chairman, Chief Executive Officer and President of Adaptive Broadband Corporation (formerly known as California Microwave, Inc.), which he joined in 1997. From 1994 to 1997, he served as Chief Executive Officer of ComStream and President of the Transmission Group of ADC Telecommunications. From 1982 to 1994, he held executive positions with Sprint Corporation, becoming President and Chief Executive Officer of United Telephone of Florida, Sprint's largest local telephone division. Prior to that, Mr. Lawrence served in positions of increasing responsibility with Michigan Bell/AT&T.

     Mr. Wycoff has been a director of the Company since January 1996. He is Chairman of the Pension Committee and a member of the Compensation Committee. Mr. Wycoff was President and Chief Operating Officer of Atlantic Richfield Company ("ARCO") from January 1986 until June 1993. He was also a director of ARCO, a director of ARCO Alaska, Inc., and a director of ARCO Foundation, Inc. In addition, he served as Chairman of the Board and as a director of Lyondell Petrochemical Company. Following his retirement from these positions on June 1, 1993, he became President Emeritus of ARCO. Mr. Wycoff is currently a Board Member of the Electric Power Research Institute (EPRI) and Santa Fe International. He is also Chairman Emeritus of LEARN and serves on the Board of Governors of LAMP, civic organizations dedicated to education reform.

     Ms. Sallee has been a director of the Company since January 1995. She is a member of the Nominating and Corporate Governance and Pension Committees. Due to time commitments associated with starting a new business, she has decided not to stand for re-election to the Board of Directors. Ms. Sallee is the President and Chief Executive Officer and a director of Bright Horizons Family Solutions, a successor corporation to CorporateFamily Solutions, which she co-founded in 1987. In 1994 Ms. Sallee was named the first woman chairman of the Nashville Area Chamber of Commerce, and is active in civic and business matters in Tennessee. Ms. Sallee also serves as a director of Proffitt's.

     Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive
(i) an annual fee of $26,000, (ii) an annual fee of $4,000 for chairmanship of each committee, (iii) $1,500 for each Board meeting attended in person and (iv) $1,000 for each committee meeting attended in person or by telephone (applicable only to the chairman and members of a given committee). Pursuant to the MagneTek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan, directors who are not employees or officers of the Company may elect to defer up to 100% of the annual retainer fees and meeting fees described above. The plan also permits eligible directors to receive shares of Common Stock in the lieu of such cash meeting fees, and requires eligible directors to receive shares of Common Stock in lieu of such cash annual retainer fees. Officers serve at the discretion of the Board of Directors. Mr. Galef does not receive any directors' fees. Directors may also receive stock option awards pursuant to the Company's 1997 Non-Employee Director Stock Option Plan, as described below.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Meetings. During fiscal year 1999,* the Board of Directors met in regular or special sessions six times. The Audit Committee and the Compensation Committee each met five times, and the Nominating and

---------------

* The Company uses a 52-53 week fiscal year which ends on the Sunday nearest June 30. Fiscal years 1999, 1998 and 1997 each contained 52 weeks.

     Corporate Governance Committee and the Pension Committee each met once. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board of Directors or the Committees. Each of the Company's directors who has been nominated for re-election (or election) attended all of the meetings of the Board of Directors (held during the period for which he or she has been a director) and the meetings of the committees of which he or she is a member (held during the period for which he or she has been a member).

     Standing Committees. The Audit Committee makes recommendations regarding the selection of the Company's independent auditors, reviews the scope of the annual audit as proposed by the Company's independent auditors and reviews the findings of the annual audit with the independent auditors. The Audit Committee also reviews the annual plan of the Company's internal audit department, monitors plan achievement periodically throughout the fiscal year and reviews with management significant financial and accounting policies and procedures.

     The Compensation Committee reviews and approves the compensation of executive officers and of certain key employees and generally approves grants under stock option plans, incentive compensation plans and any other equity-based or long-term incentive plans. The Compensation Committee also reviews contributions to the Company's retirement plans and reviews new executive compensation programs, annual performance evaluations and the Proxy Statement Compensation Committee Report. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

     The Nominating and Corporate Governance Committee determines the qualifications required of candidates for selection to the Board of Directors, reviews the desirability of each director's standing for election for the next year, proposes nominees for election or re-election to the Board of Directors, and recommends the assignment of directors to various committees. The Nominating and Corporate Governance Committee also evaluates and recommends director compensation and benefits to the Board of Directors, periodically reviews each director's stock ownership and determines if the recommended level is being acquired, evaluates the performance of the Chief Executive Officer and reports its evaluation to the Compensation Committee.

     The Pension Committee establishes and reviews investment policies and guidelines for the Company's qualified pension plan, reviews investment results and performance of the pension plan, reviews the accounting impact and costs related to the Company's retirement plans, and reviews plan design, amendments and other issues related to the Company's retirement plans.

OTHER DIRECTOR COMPENSATION

     Under the Company's 1997 Non-Employee Director Stock Option Plan, each qualifying director (any director of the Company who on the date of the grant is neither an officer nor an employee of the Company or a subsidiary of the Company) is automatically granted annually, on each June 30, a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock. The per share exercise price of the option is the fair market value of a share of the Company's Common Stock on the date of the grant. In fiscal year 1999, each of Messrs. Boren, Cross, Kofmehl, Wycoff and Ms. Sallee received an option to purchase 4,000 shares. Options with respect to 50% of the shares are exercisable one year after the date of the grant and options with respect to the remaining 50% of the shares are exercisable two years after the date of the grant.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all Forms 4 or 5 were filed on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three most recent fiscal years of those persons who served as the Company's Chief Executive Officer during the last fiscal year, and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers"):

                                                                                LONG-TERM COMPENSATION
                                                                       ----------------------------------------
                                                                               AWARDS               PAYOUTS
                                                                       -----------------------   --------------
                                                                                    SECURITIES
                                                 ANNUAL COMPENSATION   RESTRICTED   UNDERLYING     LONG-TERM
                                        FISCAL   -------------------     STOCK       OPTIONS     INCENTIVE PLAN      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY    BONUS(1)    AWARD(S)     (SHARES)       PAYOUTS       COMPENSATION(2)
---------------------------             ------   --------   --------   ----------   ----------   --------------   ---------------
Andrew G. Galef(3)....................   1999    $     --   $     --    $      0           0       $        0        $     --
  Chairman of the Board                  1998          --         --           0           0                0              --
  of Directors, President and Chief      1997          --         --           0           0                0              --
  Executive Officer
Ronald N. Hoge........................   1999     475,962          0           0           0                0         669,493(4)
  Former President and                   1998     550,000          0           0           0        2,372,251(5)       90,970(4)
  Chief Executive Officer                1997     500,001    500,000           0      30,000          620,313(5)      158,764(6)
  (resigned May 4, 1999)
David P. Reiland......................   1999     357,500          0           0      62,439(7)             0           7,735
  Senior Vice President                  1998     325,000          0           0     134,445(7)             0         180,237(8)
  and Chief Financial                    1997     325,000    195,000           0      45,000                0           2,663
  Officer
Brian R. Dundon.......................   1999     315,042          0           0      26,796(7)             0          19,218
  Executive Vice                         1998     300,040          0           0      20,000                0         206,429(8)
  President                              1997     300,040    200,000           0      55,000                0           4,801
James E. Schuster.....................   1999     300,105          0           0      60,000                0           9,394
  Former Executive Vice                  1998     285,000          0           0      60,000                0           3,599
  President (resigned                    1997     265,000    190,000     328,125      65,000                0          80,854(6)
  August 2, 1999)
Alexander Levran......................   1999     275,000          0           0      60,000                0          10,326
  Senior Vice President,                 1998     250,000          0           0      40,000                0          58,054(8)
  Technology                             1997     232,385    165,000           0      45,000                0           7,636

---------------

 Notes:
(1) The amounts reflect bonuses for services rendered during the fiscal year indicated, which, as to fiscal year 1997, were paid in August of the subsequent fiscal year.
(2) The 1999 amounts reflect, for Messrs. Hoge, Reiland, Dundon, Schuster and
    Levran: $6,953, $7,322, $18,618, $8,794 and $9,885, respectively, reimbursed under the Senior Executive Medical Reimbursement Plan; and $592, $413, $600, $600 and $441, respectively, contributed by the Company to the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan) for the account of each such person. Mr. Galef is not covered in the foregoing plans.
(3) Mr. Galef was appointed as the Company's President and Chief Executive Officer in May 1999. Mr. Galef receives no direct compensation from the Company. Mr. Galef's services as Chairman of the Board of Directors, President and Chief Executive Officer are provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Certain Transactions" below.
(4) The 1999 amount reported for Mr. Hoge includes $634,616 in connection with his termination of employment with the Company, $10,577 accrued vacation pay and $16,755 for an automobile provided by the Company to Mr. Hoge. See "Severance Arrangement" below. The 1998 amount reported for Mr. Hoge includes $75,141 for reimbursement of relocation expenses and $10,143 for an automobile provided by the Company to Mr. Hoge.

(5) The 1999 amount represents the value of stock and cash compensation paid to Mr. Hoge pursuant to his employment agreement. The 1997 amount represents the value of stock compensation paid to Mr. Hoge pursuant to his employment agreement. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation -- Chief Executive Officer."
(6) The 1997 amounts reported for Messrs. Hoge and Schuster include $110,400 and $73,794, respectively, for reimbursement of relocation expenses.
(7) The 1999 amounts reflect, for Messrs. Reiland and Dundon, 12,439 and 6,796 options, respectively, granted pursuant to a reload feature applicable to certain options issued under the Company's 1989 Incentive Stock Compensation Plan. The 1998 amount reported for Mr. Reiland includes 109,445 options granted pursuant to the reload feature.
(8) The 1998 amounts reflect, for Messrs. Reiland, Dundon and Levran: $177,188, $202,500 and $40,500, respectively, for discretionary amounts paid during the fiscal year. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation -- Bonuses."

OPTION GRANTS

     Shown below is information regarding grants of stock options during the fiscal year ended June 27, 1999 to the Named Officers:

                                   INDIVIDUAL
                                     GRANTS
                                   ----------   PERCENTAGE                              POTENTIAL REALIZABLE VALUE
                                   NUMBER OF     OF TOTAL                                 AT ASSUMED ANNUAL RATES
                                   SECURITIES    OPTIONS                                      OF STOCK PRICE
                                   UNDERLYING   GRANTED TO                                   APPRECIATION FOR
                                    OPTIONS     EMPLOYEES    EXERCISE OR                        OPTION TERM
                                   GRANTED(1)   IN FISCAL    BASE PRICE    EXPIRATION   ---------------------------
NAME                                (SHARES)       YEAR       ($/SHARE)       DATE        5% ($)         10% ($)
----                               ----------   ----------   -----------   ----------   -----------   -------------
Andrew G. Galef..................        --         --              --           --            --              --
Ronald N. Hoge...................         0        0.0%       $ 0.0000           --      $      0      $        0
David P. Reiland.................    50,000        4.8         15.7813      7/20/08       496,245       1,257,533
                                     12,439(2)     1.2         13.8125      11/6/08       108,054         273,819
Brian R. Dundon..................    20,000        1.9         15.7813      7/20/08       198,498         503,013
                                      6,796(2)     0.7         13.8125      8/10/08        59,035         149,600
James E. Schuster................    60,000        5.8         15.7813      7/20/08       595,492       1,509,039
Alexander Levran.................    60,000        5.8         15.7813      7/20/08       595,492       1,509,039

---------------

Notes:
(1) Options were granted under the Company's 1989 Incentive Stock Compensation Plan and are exercisable with respect to one third of the shares covered thereby on each anniversary of the grant date with full vesting occurring on the third anniversary date. Certain significant transactions involving the Company or its stock will make the options granted under this plan exercisable immediately and, should the Company's Common Stock cease to be publicly traded, option holders would be entitled to receive cash in lieu of exercising and selling the shares subject to their options.
(2) These options were granted pursuant to a reload feature applicable to certain options issued under the Company's 1989 Incentive Stock Compensation Plan.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     Shown below is information relating to the fiscal year-end value of unexercised options for each of the Named Officers:

                                                                                                VALUE OF
                                                            NUMBER OF SECURITIES               UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Andrew G. Galef...............         0      $     0      622,500              0        $46,875        $     0
Ronald N. Hoge................         0            0      330,000              0              0              0
David P. Reiland..............     2,561       12,890      170,217        131,667              0              0
Brian R. Dundon...............         0            0      210,130         66,666         42,500         17,500
James E. Schuster.............         0            0       53,333        131,667         43,750         21,875
Alexander Levran..............         0            0      115,083        112,917         46,406          2,344

---------------

Notes:
(1) Calculated using closing price on June 25, 1999 of $9 11/16 per share.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     Shown below is information regarding grants of awards under the MagneTek, Inc. Performance-Based Pension Restoration Plan (the "SERP") during the fiscal year ended June 27, 1999 to the Named Officers who are eligible for benefits thereunder. Under the SERP, phantom stock units are allocated to participants' accounts annually pursuant to a formula based on the excess of a participant's compensation over the Internal Revenue Code section 401(a)(17) limit (currently $160,000), multiplied by a factor which varies based on Company performance. Phantom stock units accrue earnings based on a phantom stock growth rate. A participant attains a nonforfeitable interest in his phantom stock units upon completing at least five years of continuous participation in the SERP or attaining age 65. Payment is made in cash or shares of Common Stock, as determined by the Compensation Committee, upon a participant's termination of employment or retirement. Mr. Galef does not participate in the SERP, and Messrs. Hoge and Schuster are no longer with the Company.

                                                        PERFORMANCE OR OTHER PERIOD
NAME                                  NUMBER OF UNITS   UNTIL MATURATION OR PAYOUT
----                                  ---------------   ---------------------------
David P. Reiland....................       2,595           five years or age 65
Brian R. Dundon.....................       2,380           five years or age 65
Alexander Levran....................       1,695           five years or age 65

SEVERANCE ARRANGEMENT

     In connection with Mr. Hoge's resignation in May 1999, the Company restructured his outstanding unsecured tax loans by (i) offsetting the net lump sum severance amount payable to Mr. Hoge under his employment agreement against the aggregate principal amount of such tax loans, reducing his indebtedness from $1,717,887 to $1,307,762, (ii) extending the maturity date from August 3, 1999 to December 31, 2000 and (iii) accepting the pledge of 150,000 shares of the Company's Common Stock as security for such loans. In addition, the Company waived its right to accelerate the maturity of the $1 million loan previously made to Mr. Hoge in connection with the purchase of his Nashville residence, which loan remains secured by a junior lien on that residence, and bears interest at the rate of 4.84% per annum.

CHANGE OF CONTROL AGREEMENTS

     In October 1998, the Company entered into Change of Control Agreements with each of Messrs. Reiland, Dundon and Levran that provide certain benefits upon termination of employment in connection with a Change of Control (as defined in such agreements). The executive's benefits upon termination would include: (a) a single lump sum payment equal to: (1) any accrued base salary, vacation and bonus plus (2) a prorated portion of the executive's bonus for the fiscal year in progress plus (3) an amount equal to 1 1/2 times the executive's base compensation; (b) continuation of certain fringe benefits for a period of 18 months following termination of employment; and (c) outplacement services. In addition, upon the occurrence of a Change of Control (as defined in such agreements), the executive would become fully vested in all outstanding stock options and restricted stock awards, if any, granted to him.

MAGNETEK FLEXCARE PLUS RETIREMENT PENSION PLAN

     The MagneTek FlexCare Plus Retirement Pension Plan (the "Retirement Plan") is a defined benefit retirement plan which covers employees of the Company (excluding employees of certain divisions and certain union employees). The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by the Company. Although the Retirement Plan is a defined benefit plan, each non-union participating employee's accrued benefit is determined by the "cash balance" credited to the employee's retirement account. Such account is maintained for bookkeeping purposes only. "Contribution" amounts are credited to each employee's retirement account annually ranging from 3.5% to 4.5% of an employee's compensation up to the "integration level" and from 7% to 9% of compensation in excess of the "integration level" (as of January 1, 1998, compensation is limited to $160,000). The actual percentage varies depending upon years of vesting service with the Company. The "integration level," which for calendar 1999 was $33,000, may vary annually. "Interest," based upon the rates payable on certain U.S. Treasury debt instruments, is also credited to the employee's bookkeeping account each year.

     Distributions are made in the event of retirement, death, disability or other termination of employment. Distributions are paid to vested participants in the form of a 10-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment is elected) in a monthly amount equal to the balance of the employee's retirement account, divided by 120.

     The estimated annual benefits payable to Messrs. Reiland, Dundon and Levran under the Retirement Plan upon retirement at normal retirement age (in life only form) are approximately $95,960, $121,333 and $45,330, respectively (assuming continued compensation at the present amounts (subject to the $160,000 limit) until normal retirement age and continued crediting of interest at the current rate, and disregarding probable future cost-of-living increases to the limit on the amount of compensation that may be taken into account and to the Social Security wage base). Mr. Galef does not participate in the plan, and Messrs. Hoge and Schuster are no longer with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no interlocks between the Company and other entities involving the Company's executive officers and directors and those of other entities.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers.

     General. The Company's compensation program for executive officers currently consists of annual base salary and bonus as well as awards of stock options and occasionally, restricted stock grants. The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Company and the contributions of each executive to that success. In addition, the Committee believes that base salaries should be consistent with competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Company and the contributions of each executive. Salary and bonus payments are primarily designed to reward current and past performance. The primary goal of the Company and the Committee is to excel in the creation of long-term value for stockholders. The principal incentive tool used to achieve this goal is the periodic grant of stock options and less frequently, of restricted stock awards, to key employees. The Committee and management believe that awards of stock options accomplish many objectives.

     The Committee's decisions concerning the base salary and total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 1999 were made primarily in the context of executive performance in light of the Company's circumstances, historical practice and the current competitive environment. The Compensation Committee considered competitive compensation data from independent sources. These sources included broad-based compensation surveys of various manufacturing and/or electrical equipment companies with sales volumes comparable to the Company's. External competitiveness is an important element of the Committee's compensation policy. The Committee found that the executive officers' compensation levels were consistent with companies included in each of the foregoing sources. Equitable principles are also central to the Committee's compensation policies. Compensation considered for the Company's executive officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Company with comparable levels of responsibility. Stock options are awarded to provide incentives for superior long-term future performance as well as for retention of executive officers. Stock options are directly linked to the stockholders' interests, since the potential value of the awards to the executive officers is directly related to the future price of the Company's Common Stock. All stock option and restricted stock grants have been made under the 1989 Incentive Stock Compensation Plan, which was approved by the Company's stockholders and expired in September 1999. See "Proposal 2" for a description of the new plan that is being proposed to replace the expired plan.

     Stock Ownership Policies. The Company's compensation program is also designed to encourage executives to own shares of the Company's Common Stock and a significant portion of executive compensation is tied to the performance of the Company's stock. The Committee believes that encouraging executives to acquire and retain Common Stock provides additional incentive for executive officers to follow strategies designed to maximize long-term values to stockholders. The Committee has stock ownership guidelines for officers. These guidelines specify appropriate levels of ownership of the Company's common stock based upon the officer's compensation and duration of the officer's position with the Company.

     Bonuses. For fiscal year 1999 the Committee adopted a formula (which varies from year to year) at the beginning of the fiscal year. The formula used for fiscal year 1999 was based upon the performance of the relevant corporate business unit and upon individual performance. Business units were rated based upon the achievement of targets which were in turn based upon an "economic value added" by the particular unit. The Committee believes this to be the key driver of stock performance over time. Executive's individual performance ratings are based on each executive's achievement of specific annual financial objectives as well as other factors, such as realization of strategic plans. For the executive officers, cash bonuses are determined by multiplying a target incentive rate (a percentage of salary that increases with the level of responsibility) by the average of the performance rating of the individual executive, the applicable business unit and the Company overall. Target incentive percentages range from 35% to 100% of an executive's salary, and performance ratings range from 0 to
1.5. Due to failure of the Company to meet its minimum "economic value added" target, no cash bonuses were paid to officers in respect of fiscal year 1999.

     Stock Options. The Committee awarded a total of 352,273 non-qualified stock options to the executive officers during the Company's 1999 fiscal year, all of which were granted under the 1989 Incentive Stock Compensation Plan. In awarding these non-qualified stock options, the Committee reviewed the number of options previously granted to each executive officer, as well as the aggregate awards granted to all executive officers and associates of the Company, in light of a study prepared for the Company by Hewitt Associates, an independent compensation consulting firm. The size of the individual awards is determined with input from management and is designed to maintain competitiveness and promote long-term productivity from the executive officers. No restricted stock awards were made to executive officers during fiscal year 1999.

     Chief Executive Officer. Mr. Galef's services as Chairman of the Board of Directors, and as President and Chief Executive Officer commencing upon Mr. Hoge's resignation in May 1999, are provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. ("Spectrum"), as amended. Under this agreement, Spectrum provides management services to the Company for an annual fee plus certain allocated and out-of-pocket expenses. The annual fee paid under this agreement in fiscal 1999 was $726,000, and such fee and expenses totaled $805,000 for fiscal 1999. In addition, Spectrum or its designee is paid an annual management bonus in an amount to be determined by, and within the discretion of, the Compensation Committee. No bonus was paid to Spectrum pursuant to this provision during fiscal 1999. Such payments reflect the Committee's evaluation of Mr. Galef's personal strengths and performance. Mr. Galef, Chairman, President, Chief Executive Officer and owner of Spectrum, has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors of the Company considers the management services provided by Spectrum important to achieving its strategy. For a discussion of the severance arrangements with Mr. Hoge upon his resignation, see "Severance Arrangement" above.

     Tax Deductibility Considerations. The Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Code.
Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. None of the named executive officers received compensation in excess of $1 million in 1999. The Committee does not currently expect the compensation of any of the named executive officers to exceed the $1 million threshold in fiscal year 2000. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal year 2000, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than tax deductibility.

     The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

                           Thomas G. Boren (Chairman)
                                Paul J. Kofmehl
                             Frederick D. Lawrence
                                Robert E. Wycoff

PERFORMANCE GRAPH

     Shown below is information comparing the cumulative total return to stockholders of the Company's Common Stock, the Standard & Poors 500 Index ("S&P 500"), the Standard & Poors Electrical Equipment Index ("S&P Electrical") and the Dow Jones Electrical Components Index ("Dow Jones Electrical") from June 30, 1994 to June 30, 1999. The information assumes that the value of the investment in the Company's Common Stock, and each index, was $100 on June 30, 1994, and that all dividends were reinvested.

                                                                                   Dow Jones
                              MagneTek, Inc.      S&P 500       S&P Electrical     Electrical
 6/30/94                         100.000          100.000          100.000          100.000
 6/30/95                          93.960          126.041          126.046          126.893
 6/30/96                          66.379          158.794           96.227          149.076
 6/30/97                         114.655          213.871          137.374          193.852
 6/30/98                         108.621          278.345          149.734          211.802
 6/30/99                          72.841          341.702          232.288          280.540

                              CERTAIN TRANSACTIONS

     The Company has an agreement with the Spectrum Group, Inc. ("Spectrum") whereby Spectrum will provide management services to the Company through fiscal 2000 at an annual fee plus certain allocated and out of pocket expenses. The Company's Chairman is also the chairman of Spectrum. The services provided include consultation and direct management assistance with respect to operations, strategic planning and other aspects of the business of the Company. Fees and expenses paid to Spectrum for these services under the agreement amounted to $805,000 for the year ended June 27, 1999.

     During the year ended June 27, 1999, the Company paid approximately $120,000 in fees to charter an aircraft owned by a company in which the Chairman is the principal shareholder.

     Certain loans were made to Mr. Hoge that were subsequently restructured in connection with Mr. Hoge's separation from the Company, as described under "Executive Compensation -- Severance Arrangement."

                               COMPANY PROPOSALS

     The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Nominating and Corporate Governance Committee of the Board of Directors of the Company has nominated and recommends for election as directors the following six persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

                                Andrew G. Galef
                                Thomas G. Boren
                                Dewain K. Cross
                                Paul J. Kofmehl
                             Frederick D. Lawrence
                                Robert E. Wycoff

     All of the nominees are presently directors of the Company. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                                   PROPOSAL 2

                     ADOPTION OF 1999 STOCK INCENTIVE PLAN

     At the Annual Meeting, stockholders will be asked to approve the Company's 1999 Stock Incentive Plan (the "Plan"), which was adopted by the Board of Directors in July 1999, subject to approval by the Company's stockholders. The Plan is intended to replace the Company's 1989 Incentive Stock Compensation Plan (the "1989 Plan"), which expired in September 1999.

SUMMARY OF THE PLAN

     The following summary of the main features of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is set forth as Appendix A to this Proxy Statement.

  General

     The Plan is designed to enable the Company to attract, retain and motivate its officers and other key employees, and to further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such persons in the Company.

     The Plan authorizes the grant and issuance of awards that may take the form of Options, Incentive Bonuses and Incentive Stock (any such arrangement, an "Award" and each as described below under "Awards"). The Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of the Plan is required in order for each of these exemptions to be satisfied.

     The Plan differs from the 1989 Plan in the following respects, among others:

     - The number of shares subject to the Plan is not tied to the number of shares outstanding.

     - Repricing of Options, whether by reducing the exercise price of outstanding Options or canceling outstanding Options and regranting them at a lower price, is prohibited without stockholder approval.

     - Automatic grants of Options (known as "reload" options) based upon the exercise of Options by optionees are prohibited without stockholder approval.

     - Non-employee directors are not eligible under the Plan.

     - A limited number of shares may be granted as non-Option Awards.

     - A limited number of shares may be granted to any one employee during any calendar year.

     - The vesting period for any Award of Incentive Stock (as defined below) must be a minimum of one year.

     - The exercise price for Options may not be less than 100% of the fair market value of the Common Stock on the date the Option is granted, except in the event an employee pays or foregoes any amount of cash for an Option, in which case the exercise price plus such cash amount shall equal or exceed 100% of the fair market value.

     - Company-provided loans to assist an employee in paying the purchase price of any Award are expressly prohibited.

  Eligibility

     Any person who is an officer or other key employee of the Company or any of its affiliates is eligible to be selected as a recipient of an Award (a "Participant") under the Plan. The Compensation Committee of the Board of Directors has not yet determined how many individuals ultimately will participate in the Plan. While it is generally expected that executives and senior middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Company.

  Administration

     The Plan will be administered by the Committee (i.e., the Compensation Committee), although the Board of Directors may exercise any authority of the Committee under the Plan in lieu of the Committee's exercise thereof.

     Subject to the express provisions of the Plan, the Committee has authority to administer and interpret the Plan, including the authority to determine who is eligible to participate in the Plan and to which of such persons, and when, Awards are granted under the Plan, to grant Awards, to determine the number of shares of Common Stock ("Shares") subject to Awards and the exercise or purchase price of such Shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the Plan, and to make other determinations deemed necessary or advisable for the administration of the Plan. While the Committee has the discretion to determine the type of Awards granted, the Plan limits the number of non-Option Awards to 350,000 Shares.

  Stock Subject to the Plan

     The aggregate number of Shares that can be issued under the Plan may not exceed 1,500,000, plus the number of shares subject to options granted under the 1989 Plan that were not exercised but instead were canceled, expired or forfeited. The number of Shares subject to the Plan and to outstanding Awards under the Plan will be appropriately adjusted by the Board of Directors if the Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of Shares issued under the Plan, only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted, provided that no more than 1,500,000 Shares may be issued pursuant to ISOs (as defined below). As of August 1, 1999, approximately 200,000 Shares subject to the 1989 Plan were available for grant.

  Awards

     The Plan authorizes the grant and issuance of the following types of
Awards: Options, Incentive Bonuses and Incentive Stock:

     Options. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of Options, the events causing an Option to expire, the number of shares subject to any Option, the restrictions on transferability of an Option, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. Options granted under the Plan may be either Incentive Stock Options qualifying under Code Section 422 ("ISOs") or Options not intended to qualify as ISOs ("NQSOs"). The exercise price for Options may not be less than 100% of the fair market value of the Common Stock on the date the Option is granted, except that (i) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired and (ii) in the event an employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of the Common Stock on the date the Option is granted. The exercise price of an Option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company of shares of Common Stock or by a reduction in the number of Shares issuable pursuant to such Option. The Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of Shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award.

     Incentive Bonuses. The Plan authorizes the grant of Incentive Bonuses pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Incentive Bonus, including the target and maximum amount payable to a Participant as an Incentive Bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria that determines the amount payable under an Incentive Bonus, the fiscal year as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an Incentive Bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the Plan, as the Committee may determine from time to time. All or any portion of an Incentive Bonus may be designed to qualify as "performance based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

     Incentive Stock. Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Incentive Stock Award, including the number of Shares subject to an Incentive Stock Award or a formula for determining such, the purchase price, if any, for the Shares (which may be below fair market value), the performance criteria, if any, and level of achievement versus these criteria that determine the number of Shares granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance or, if not subject to performance criteria, the period of continued employment upon which vesting of the Shares is subject, which period in any case (except in the event of death or disability of the Participant or upon a Change of Control (as defined in the Plan)) shall be not less than one year, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The performance criteria upon which Performance Shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Incentive Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Incentive Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

  Amendments and Termination

     The Board of Directors may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the stockholders of the Company:

     - Increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan.

     - Reduce the price at which Options may be granted below the price provided for in the Plan.

     - Reduce the exercise price of outstanding Options.

     - After any Change of Control, impair the rights of any Award holder, without such holder's consent.

     - Extend the term of the Plan.

     - Change the class of persons eligible to be Participants.

     - Provide for the automatic grant of Options (known as "reload" options) based upon the exercise of Options by optionees.

     - Increase the number of shares that are eligible for non-Option Awards.

     No Award may be granted under the Plan more than 10 years after the date of the adoption of the Plan by the Company's stockholders.

  Qualifying Performance Criteria and Section 162(m) Limits

     Subject to stockholder approval of the Plan, the performance criteria for any Incentive Bonus or any Incentive Stock that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow,
(b) earnings per share, (c) earnings before interest, taxes and amortization,
(d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin, (m) return on operating revenue, (n) market share and (o) overhead or other expense reduction. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

     The aggregate number of Shares subject to Options granted under the Plan during any calendar year to any one Participant may not exceed 500,000, unless such limitation is not required under Code Section 162(m). The aggregate number of Shares issued or issuable under all Awards granted under the Plan (other than Options) during any calendar year to any one Participant shall not exceed 100,000, unless such limitation is not required under Code Section 162(m). The maximum amount payable pursuant to that portion of an Incentive Bonus Award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $1,000,000.

  Change of Control

     The Committee may provide that in connection with a Change of Control (as defined in the Plan), Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a Change of Control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award.

  Transferability of Awards

     Generally, Awards granted under the Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

  Sub-Committees

     The Board of Directors or the Committee may appoint one or more Sub-Committees which shall have the powers of the Committee solely with respect to the grant of Options, provided that the aggregate number of Shares subject to Options so granted during any calendar year to any one Participant may not exceed 15,000.

  Initial Grants

     No Awards have yet been granted under the Plan, and the identity of, and the benefits and amounts to be received by, any Participants are not presently determinable.

     FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of Awards thereunder. Because the federal income tax rules governing Awards and related payments are complex and subject to frequent change, and they depend on the Participant's individual circumstances and the nature of the Award, Participants are advised to consult their tax advisors prior to exercise of Options or other Awards or dispositions of stock acquired pursuant to Awards.

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

     An optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the Shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If an optionee holds the Shares acquired upon exercise of an ISO for at least two years following the Option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the Shares (which generally equals the exercise price). If an optionee disposes of Shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the excess of the amount realized on disposition over the optionee's adjusted basis in the Shares (usually the exercise price) or (ii) the excess of the fair market value of the Shares on the exercise date over the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO.

     An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the Option price and the fair market value of the shares acquired on the date of exercise. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise.

     Participants generally are required to recognize ordinary income with respect to Incentive Stock equal to the fair market value of the Shares (less any amount paid to acquire the Shares) when the Shares are both received and no longer subject to vesting restrictions, except that a Participant who receives Incentive Stock that is subject to vesting restrictions and who properly makes an election under Section 83(b) of the Code (an "83(b) election") within 30 days of receipt will recognize ordinary income based on the value of the underlying Shares (determined without regard to the vesting restrictions) on the date of initial receipt (as opposed to the date of vesting) and may treat appreciation subsequent to the date of receipt as capital gain (depending on the holding period for the Shares). Participants receiving Incentive Stock should consult their tax advisors regarding the ability and advisability of making the 83(b) election, including the limitations on claiming a loss if the Shares decline in value or are forfeited after receipt.

     Certain officers and significant stockholders of the Company who are subject to Section 16(b) of the Exchange Act should consult their tax advisors regarding the effect of Section 16(b) on the amount and timing of income to be recognized in connection with an Award, including the ability and advisability of making an 83(b) election in connection with an Award.

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the Award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carryover basis in the Shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and may require the Participant to pay such taxes as a condition to exercise of an Award.

     The terms of the agreements or other documents pursuant to which specific Awards are made under the Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Participant, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a Participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Participants should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     As described above, Awards under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation relating to an Award that is paid to a Covered Employee (as defined in Section 162). Compensation for any year that is attributable to an Award granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

     For federal income tax purposes, the maximum compensation payable to employees pursuant to the Plan, during the term of the Plan and Awards granted thereunder, is equal to the number of Shares with respect to which Incentive Bonuses and Incentive Stock may be issued thereunder, multiplied by the value of such Shares on the date such compensation is measured, plus the number of Shares that may be issued pursuant to Options multiplied by the excess of the value of the underlying Shares on the date the compensation is measured over the applicable exercise price.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1999 STOCK INCENTIVE PLAN.

                             STOCKHOLDER PROPOSALS

     No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 2000 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than May 29, 2000, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company may have discretionary authority to vote on a a stockholder proposal if it is not received by the Company before August 13, 2000. The Company anticipates that next year's annual meeting will take place on October 24, 1999.

                                 OTHER MATTERS

     The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes. Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. At that time they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of the Company for the 1999 fiscal year is being mailed to stockholders together with this Proxy Statement.

     THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED JUNE 27, 1999 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                         By Order of the Board of Directors,

                         /s/ Samuel A. Miley
                         Samuel A. Miley
                         Vice President, General Counsel and Secretary


Nashville, Tennessee
September 27, 1999

                                   APPENDIX A

                           1999 STOCK INCENTIVE PLAN
                                       OF
                                 MAGNETEK, INC.

SECTION 1.  PURPOSE OF PLAN

     The purpose of this 1999 Stock Incentive Plan of MagneTek, Inc. (this "Plan") is to enable MagneTek, Inc., a Delaware corporation (the "Company"), to attract, retain and motivate its officers and other key employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2.  ADMINISTRATION OF PLAN

     2.1 Composition of Committee. Subject to Section 2.4, this Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors, provided, however, that (a) with respect to any Award (as defined in Section 5.1) that is intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") the term "Committee" shall refer to a committee of two or more "non-employee directors" as determined for purposes of applying Exchange Act Rule 16b-3; and (b) with respect to any Award that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the term "Committee" shall refer to a committee of two or more "outside directors" as determined for purposes of applying Code Section 162(m). The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

     2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

          (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for that date by the New York Stock Exchange (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange (or such other stock exchange or quotation system); and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

          (b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

          (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

          (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

          (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

          (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

          (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

          (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

     2.4. Authority of the Board of Directors. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof.

SECTION 3.  STOCK SUBJECT TO PLAN

     3.1 Aggregate Limits. At any time, the aggregate number of shares of the Company's Common Stock, $.01 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1(a))) granted under this Plan shall not exceed 1,500,000, plus the number of shares subject to options granted under the second Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc. but which shares are not issued as of the cancellation, expiration or forfeiture of such options; provided that no more than 350,000 of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock Awards granted under this Plan, and provided further that, notwithstanding Section 3.3, the aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 1,500,000. Such limits shall be subject to adjustment as provided in Section 10. The Shares subject to this Plan may be either reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 500,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Employee shall not exceed 100,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m).

     3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been used in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4.  PERSONS ELIGIBLE UNDER PLAN

     Any person who is an officer or other key employee of the Company as determined, in its discretion and for purposes only of this Plan, by the Committee (an "Eligible Person"), shall be eligible to be considered for the grant of Awards hereunder. A "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5.  PLAN AWARDS

     5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

          (a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the "Option Document"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6.

          (b) Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

          (c) Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

     5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.  OPTIONS

     The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

     6.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

     6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (a) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired, and (b) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

     6.3 Option Term. The "Term" of each Option granted under this Plan, including any ISOs, shall be 10 years from the date of its grant, unless the Committee provides otherwise.

     6.4 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this

Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

     6.5 Termination of Employment. Subject to Section 11, upon a termination of employment by a Participant prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish.

     6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option or (e) any combination of
(a) through (d).

     6.7 No Option Repricing; No Reload Options. Without the approval of stockholders, the Company shall not (a) reprice any Options or (b) provide for "reload options," which means that unless approved by stockholders the Company shall not provide for Options to be granted automatically in connection with and to the extent of the exercise of other Options. For purposes of this Plan, the term "reprice" means amending, canceling or replacing Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K including by (i) reducing the exercise price of outstanding Options and (ii) canceling outstanding Options and granting new Options to the holders of canceled Options.

SECTION 7.  INCENTIVE BONUSES

     Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

     7.1 Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $1,000,000.

     7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

     7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

     7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8.  INCENTIVE STOCK

     Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

     8.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance or, if not subject to performance criteria, the period of continued employment upon which vesting of the Shares is subject, which period in any case (except in the event of death or disability of the Participant or upon a Change of Control (as defined in Section 11.2)) shall be not less than one year, (d) forfeiture, (e) transferability and (f) such further terms and conditions not inconsistent with this Plan as may be determined from time to time by the Committee.

     8.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

     8.3 Performance Criteria. The grant, issuance, retention and/or vesting of each Incentive Share may but need not be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted.

     8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

     8.5 Termination of Employment. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

SECTION 9.  OTHER PROVISIONS APPLICABLE TO AWARDS

     9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a "domestic relations order," as defined in the Code. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

     9.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization), (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin, (m) return on operating revenue, (n) market share and (o) overhead or other expense reduction. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

     9.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

     9.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

     9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

     9.6 Financing. The Committee may not provide financing to a Participant to pay the purchase price of any Award or to pay the amount of taxes required by law to be withheld with respect to any Award.

     9.7 Sub-Committees. The Board of Directors or the Committee may from time to time appoint one or more Sub-Committees (as defined below) comprised of one or more officers, directors or others, which Sub-Committee shall have the powers of the Committee described in Section 6 of this Plan solely with respect to the grant of Options (as defined in Section 5.1(a)) to employees who are not then officers of the Company within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, if and as such Rule is then in effect. Each such Sub-Committee may be subject to any such additional restrictions or limitation as the Board of Directors or the Committee may impose at any time. Each Sub-Committee so appointed may be disbanded by the Board of Directors or the Committee at any time, provided that no such termination shall affect the validity of any Option theretofore approved by any such Sub-Committee. "Sub-Committee" shall mean any Sub-Committee, comprised of one or more individuals, of the Committee appointed as provided in
Section 2.1. The aggregate number of Shares subject to Options granted by a Sub-Committee hereunder during any calendar year to any one Employee shall not exceed 15,000.

SECTION 10.  CHANGES IN CAPITAL STRUCTURE

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m) and (b) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 11.  CHANGE OF CONTROL

     11.1 Effect of Change of Control. The Committee may, through the terms of the Award or otherwise, provide that any or all of the following shall occur, in connection with a Change of Control or a Change of Control Transaction (as defined in Section 11.2), or upon termination of the Participant's employment following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the acceleration of the Participant's ability to exercise any portion of the Option not previously exercisable or the payment to the Participant of cash equal to the difference between the exercise price and the price being paid to the holders of Shares, (b) in the case of an Incentive Bonus, the acceleration of the Participant's right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Incentive Stock, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

     11.2 Definitions.  Unless the Committee provides otherwise,

     "Change of Control" means the first to occur of the following:

          (a) the merger or consolidation of the Company with or into another corporation;

          (b) the acquisition by another corporation person or group of all or substantially all of the Company's assets or 40% or more of the Company's then outstanding voting stock;

          (c) the liquidation or dissolution of the Company; or

          (d) during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board of Directors (together with any new directors whose election by the Board of

     Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, provided, however, that a Change of Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation,
(y) no person or group acquires 40% or more of the Company's outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change of Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form.

     "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

SECTION 12.  TAXES

     12.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

     12.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 13.  AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan, but no such amendment shall, without the approval of the stockholders of the Company:

          (a) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

          (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

          (c) reduce the exercise price of outstanding Options;

          (d) after any Change of Control, impair the rights of any Award holder without such holder's consent;

          (e) extend the term of this Plan;

          (f) change the class of persons eligible to be Participants;

          (g) provide for the automatic grant of Options based upon the exercise of Options by holders of Options; or

          (h) increase the number of shares that are eligible for non-Option Awards.

SECTION 14.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS

     This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15.  NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 16.  EFFECTIVENESS AND EXPIRATION OF PLAN

     This Plan shall be effective on the date the Company's stockholders adopt this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 17.  NON-EXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 18.  GOVERNING LAW

     This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

           ---------

           ---------

1. Election of Directors      FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote       [ ]   *EXCEPTIONS   [ ]
                              listed below             for all nominees listed below.

Nominees: Andrew G. Galef, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Frederick D. Lawrence and Robert E. Wycoff
(INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK THE "FOR"
BOX ON ITEM 1. TO WITHHOLD VOTING FOR ALL DIRECTOR NOMINEES, MARK THE
"WITHHOLD" BOX ON ITEM 1. IF YOU WISH TO VOTE FOR SOME BUT NOT ALL DIRECTOR NOMINEES, MARK THE "EXCEPTIONS" BOX ON ITEM 1 AND ENTER THE NAME(S) OF THE DIRECTOR NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD VOTING IN THE SPACE PROVIDED.)

*Exceptions ___________________________________________________________________

2. Approval of adoption of the 1999 Stock Incentive Plan of MagneTek, Inc.

   FOR   [ ]             AGAINST   [ ]          ABSTAIN   [ ]

3. The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

I plan to attend the meeting.

  Yes  [ ]       No   [ ]

Change of Address or Comments Mark Here    [ ]


                              Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 27, 1999 is hereby acknowledged.

                              Dated:
                                    -------------------------------------------


                              -------------------------------------------------
                                            Signature of Stockholder


                              -------------------------------------------------
                                            Signature of Stockholder
                              (Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)

                              Votes MUST be indicated (x) in Black or Blue ink. [ ]

Please return this proxy promptly in the enclosed envelope, which requires no postage if mailed in the U.S.


PROXY


                                 MAGNETEK, INC.
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 19, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 on October 19, 1999, at 10:00 a.m. and any adjournment thereof.

     1. Election of Directors
        Nominees are: Andrew G. Galef, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Frederick D. Lawrence and Robert E. Wycoff

     2. Approval of adoption of the 1999 Stock Incentive Plan of MagneTek, Inc.

UNMARKED PROXIES WILL BE VOTED "FOR" THE FOREGOING MATTERS UNLESS SPECIFIED TO
                                 THE CONTRARY.

(Continued and to be voted, dated and signed on the reverse side.)

                                             MAGNETEK, INC.
                                             P.O. BOX 11128
                                             NEW YORK, N.Y. 10203-0128

Dear MDIP Participant:

In accordance with provisions of the Rabbi Trust, we are forwarding a copy of the MagneTek, Inc. annual shareholder proxy solicitation material. As a MDIP participant, you have been given the right to direct Bankers Trust Company as trustee how to vote the MagneTek, Inc. common stock shares held in the Rabbi Trust. Please complete this form and return it to Bankers Trust Company in the envelope provided.

1. Election of Directors

         Nominees: Andrew G. Galef, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Frederick D. Lawrence and Robert E. Wycoff.

         [ ] FOR all nominees listed above.
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.
         [ ] EXCEPTIONS:

         -----------------------------------------------------------------------

2. Approval of adoption of the 1999 Stock Incentive Plan of MagneTek, Inc.

         [ ] FOR
         [ ] AGAINST
         [ ] ABSTAIN

INSTRUCTIONS: To vote your shares for all Director nominees, mark the "FOR" box on Item 1. To withhold voting for all Director nominees, mark the "WITHHOLD AUTHORITY" box on Item 1. If you wish to vote for some but not all director nominees, mark the "EXCEPTIONS" box on Item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting in the space provided.

If no direction is given, Bankers Trust Company as trustee will vote your shares. Bankers Trust Company holds your voting instructions in confidence and will not release them to any person, including officers of MagneTek, Inc.

---------------------------------------           ------------------------------
Signature                                         Date

I plan to attend the meeting:

         [ ] YES
         [ ] NO

               PLEASE RETURN THIS FORM IN THE ENVELOPE PROVIDED


500 Washington Avenue              Telephone: 314 244-6800
Suite 1010
St. Louis, MO 63102